Exhibit 1.2

Crucell N.V. Integrale tekst ENG na stw november 2005 BCB/47024-00076/AMCO:482641.1

STATEMENT ABOUT ARTICLES OF ASSOCIATION

Robert Jan Jozef Lijdsman, civil law notary in Amsterdam, the Netherlands,

hereby declares:

the attached document is a fair English translation of the Articles of Association of:

Crucell N.V.,

having its official seat in Leiden,

as they read after execution of the deed of amendment on 21 November 2005 before a deputy of R.J.J. Lijdsman, civil law notary aforementioned, with respect to which amendment a ministerial Statement of No Objections was granted on 8 June 2005, under number NV 1133178.

Crucell N.V. is a private limited liability company under Dutch law (‘besloten vennootschap met beperkte aansprakelijkheid’), having its office address at Archimedesweg 4, 2333 CN Leiden, the Netherlands, and registered in the Commercial Register under number 28087740.

In preparing the attached document, an attempt has been made to translate as literally as possible without jeopardising the overall continuity of the text. Inevitably, however, differences may occur in translation, and if they do, the Dutch text will by law govern.

In the attached document, Dutch legal concepts are expressed in English terms and not in their original Dutch terms; the concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

Amsterdam, 21 November 2005.

Allen & Overy LLP

ALLEN & OVERY

ARTICLES OF ASSOCIATION
(Crucell N.V.)

CHAPTER I. DEFINITIONS.

Article 1.

In these Articles of Association the following terms shall have the following meanings:

-                                  “Euronext Listing Rules” means the rules relating to securities (‘Fondsenreglement’) of Euronext Amsterdam N.V. in Amsterdam, including any changes thereof from time to time.

-                                  “Euronext Official Price List” means the Official Price List (‘Officiële Prijslijst’) of Euronext Amsterdam N.V. in Amsterdam or any publication replacing such Official Price List.

-                                  “AGM” means the General Meeting of Shareholders held for the purpose of dealing with the annual accounts and the annual report.

-                                  “Board of Management” means the management board of the Company.

-                                  “Company” means the company the internal organisation of which is governed by these Articles of Association.

-                                  “Distributable Equity” means that part of the Company’s equity which exceeds the aggregate of the part of the capital which has been paid-up and called and the reserves which must be maintained by virtue of the law or these Articles of Association.

-                                  “General Meeting” means the body of the Company formed by Shareholders and other Persons entitled to vote.

“General Meeting of Shareholders” means a meeting of Shareholders (or their representatives) and other Persons entitled to attend such meetings.

-                                  “Group Company” means a legal entity or company with which the Company is connected in a group within the meaning of Section 2:24b of the Dutch Civil Code.

-                                  “Necigef” means ‘Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V.’, being the ‘central institution’ (‘centraal instituut’) as referred to in the Dutch Securities Depositary Act (‘Wet giraal effectenverkeer’).

-                                  “Necigef-beneficiary” means, in respect of the ordinary shares, a participant (‘deelgenoot’) in the collective deposit (‘verzameldepot’) of ordinary shares of a Necigef-participant, all within the meaning of the Dutch Securities Depositary Act.

-                                  “Necigef Global Certificate” means the one single share certificate representing all bearer ordinary shares in issue from time to time referred to in Article 5, paragraph 2, of these Articles of Association.

-                                  “Necigef-participant” means an institution which is an ‘associated institution’ (‘aangesloten instelling’) within the meaning of the Dutch Securities Depositary Act.

-                                  “Person” means any individual, partnership, corporation, unincorporated organisation or association, limited liability company, trust or other natural person or legal entity.

-                                  “Shareholder” means a holder of one or more shares in the capital of the Company.

-                                  “Subsidiary” means (i) a legal entity in which the Company or one or more of its Subsidiaries, whether or not by virtue of agreement with other Persons who can cast votes, can exercise alone or together more than half of the voting rights in the general meeting of members or shareholders of that legal entity; or (ii) a legal entity in respect of which the Company or one or more of its Subsidiaries is a member or shareholder and, whether or not by virtue of agreement with other Persons who can cast votes, alone or together, can appoint or dismiss more than half of the managing directors or the supervisory directors, also in the event all those who can cast votes, vote; or (iii) another Subsidiary of the Company as defined in Section 2:24a of the Dutch Civil Code.

-                                  “Supervisory Board” means the supervisory board of the Company.

-           “Supervisory Director” means a member of the Supervisory Board.

CHAPTER II. NAME, OFFICIAL SEAT AND OBJECTS.

Article 2. Name and Official Seat.

2.1        The name of the Company is: Crucell N.V.

2.2        The Company’s official seat is Leiden.

Article 3. Objects.

The objects of the Company are:

a.                             the incorporation and acquisition of, participation in, co-operation with, conducting the management of and the financing of other companies and enterprises, particularly companies or enterprises active in the biological and industrial technology in general and more in particular in the development, testing, upgrading and operation of bio-pharmaceutical procedures and the development, evaluation and exploitation of clinical applications of such procedures and bio-pharmaceuticals;

b.                            the acquisition, administration, ownership, control, exploitation and alienation of registered property, membership of associations and co-operative associations which have as object the exploitation of registered property, securities, industrial and intellectual property rights, non-registered property and other components of equity capable of being a source of income, the investment of money and other value in the aforementioned goods, the brokerage of the mentioned transactions and the lending and borrowing of funds, whether under the security of a mortgage or not;

c.                             the provision of collateral for the debts and other obligations, including for the debts and obligations of the Company or of other companies or of other companies or enterprises with which the Company is affiliated in a group or of third parties;

as well as to do all that is connected therewith or may be conducive thereto, all to be interpreted in the broadest sense.

CHAPTER III. CAPITAL AND SHARES; REGISTER OF SHAREHOLDERS.

Article 4. Authorised Capital. Classes of Shares.

4.1                       The Company’s authorised capital equals forty million eight hundred thousand euro (EUR 40,800,000).

4.2                       It is divided into:

-                                  eighty-five million (85,000,000) ordinary shares with a nominal value of twenty-four eurocent (EUR 0.24) each; and

-                                  eighty-five million (85,000,000) preference shares with a nominal value of twenty-four eurocent (EUR 0.24) each.

4.3                       The ordinary shares may, at the option of the Shareholder, be registered shares or bearer shares. The preference shares shall be registered shares. No share certificates shall be issued for registered shares.

4.4                       Wherever these Articles of Association refer to shares or Shareholders, such terms shall be understood to refer to all classes of shares mentioned in paragraph 2 and the holders thereof, unless the contrary is apparent from the context.

4.5                       The Company may co-operate in the issuance of depositary receipts for its shares. Holders of depositary receipts issued for shares in the Company with the Company’s co-operation shall have the rights conferred to them by law, also to the extent such rights are not expressly referred to in these Articles of Association.

Article 5. Bearer Ordinary Shares: Necigef Global Certificate.

5.1                       On the occasion of the issuance of ordinary shares the Person becoming entitled to receive such share may request the Company, in writing, to deliver a registered ordinary share. Without such request, the Person entitled to such share shall obtain a bearer ordinary share in conformity with the provisions of this Article 5.

5.2                       All bearer ordinary shares in issue from time to time shall be represented by one single share certificate (the “Necigef Global Certificate”).

5.3                       The Necigef Global Certificate is intended to be held on behalf of the party or parties entitled to it by Necigef.

5.4                       Without prejudice to the provisions in Article 40, paragraph 5, of these Articles of Association, Necigef shall be irrevocably charged with the management of the Necigef Global Certificate in its capacity as controller of the relevant book-entry deposit of the ordinary shares.

5.5                       As soon as the share certificate has been taken into custody by Necigef (a) Necigef will credit each Necigef-participant that has been nominated by one or more parties entitled to shares with a share in the book-entry deposit of the shares proportional to the right of the party or parties entitled to shares and (b) each Necigef-participant that has been nominated by one or more parties entitled to shares shall correspondingly credit such party or parties in the collective deposit of the shares at that Necigef-participant.

5.6                       In the event of any subsequent issue of shares (a) on request by the Company Necigef will inscribe or have inscribed the newly issued shares on the certificate embodying the shares as a result of which the number of shares embodied in that certificate shall be increased by the number of shares so inscribed, and (b) will credit each Necigef-participant nominated by one or more parties entitled to shares with a share in the book-entry deposit of the shares proportional to the right of the party or parties entitled and (c) each Necigef-participant nominated by one or more parties entitled to shares shall correspondingly credit such party or parties in the collective deposit of the shares at that Necigef-participant

5.7                       If a Necigef-beneficiary wishes to take delivery of one or more ordinary shares not exceeding in number the quantity represented by his co-ownership, (a) Necigef will write ordinary  shares off or have ordinary shares written off the Necigef Global Certificate such that the number of ordinary shares embodied in the Necigef  Global Certificate shall be decreased by the number of ordinary shares so written off (b) Necigef in its capacity as controller of the book-entry deposit of the ordinary shares shall deliver the ordinary shares by deed of transfer to the party or parties entitled and report the delivery or have it reported to the Company or have the Company acknowledge the delivery (c) Necigef shall correspondingly debit the share in the name of the relevant Necigef-participant in the book-entry deposit of the ordinary shares and (d) the relevant Necigef-participant shall debit the party entitled in the collective deposit of the ordinary shares at that Necigef-participant and (e) the Company will enter the party entitled in its register of shareholders as holder of the registered ordinary shares delivered to him.

5.8                       If a party entitled to one or more ordinary registered shares wishes such ordinary shares to be converted into bearer shares, then (a) the party entitled shall deliver the ordinary share or ordinary shares to Necigef by deed of transfer and Necigef shall report the delivery or have it reported to the Company or have such delivery acknowledged by the Company and (b) the Company shall remove the party entitled from the register of shareholders as holder of the ordinary share or ordinary shares and (c) Necigef shall inscribe or have inscribed the ordinary share or ordinary shares on the Necigef Global Certificate so that the number of ordinary shares embodied in the Necigef Global Certificate shall be increased by the number so inscribed and (d) Necigef will credit the Necigef-participant nominated by the party entitled to a share in the book-entry deposit of the shares proportional to the number of shares inscribed on the Necigef Global Certificate and (e) the Necigef-participant will credit the party entitled correspondingly in the collective deposit of the shares at that Necigef-participant.

5.9                       For the purpose of application of the provisions of these Articles of Association, Shareholders shall be understood to include Necigef-beneficiaries.

Article 6. Register of Shareholders.

6.1                       The Board of Management shall keep a register containing the names and addresses of all holders of registered shares, with reference to the class of shares.

6.2                       Every holder of one or more registered shares and any Person having a right of usufruct or a right of pledge over one or more such shares shall be obliged to provide the Company in writing with their address.

6.3                       A member of the Board of Management shall sign all entries and notes in the register of Shareholders or another Person authorised to do so by the Board of Management.

6.4                       Section 2:85 of the Dutch Civil Code also applies to the register.

6.5                       Upon his request, a Shareholder shall be provided with written evidence of the contents of the register with regard to the shares registered in his name, free of charge, and the statement so issued may be validly signed on behalf of the Company by a Person to be designated for that purpose by the Board of Management. Such extract from the register is for information purposes only and not marketable.

CHAPTER IV. ISSUANCE OF SHARES.

Article 7. Body Competent to Issue Shares.

7.1                       Shares shall be issued pursuant to a resolution of the Board of Management. The resolution shall be subject to the approval of the Supervisory Board. This authority of the Board of Management shall relate to all unissued shares of the Company’s authorised capital, as applicable now or at any time in the future. The duration of this authority shall be established by a resolution of the General Meeting and shall be for a period of maximum five years, without prejudice to the provisions of Article 46 of these Articles of Association.

7.2                       Designation of the Board of Management as the company body competent to issue shares may be extended by amending these Articles of Association or by a resolution of the General Meeting for a period not exceeding five years in each case. The resolution of the General Meeting shall be subject to the approval of the Supervisory Board. The number of shares that may be issued shall be determined at the time of this designation. Designation by resolution of the General Meeting cannot be revoked unless determined otherwise at the time of designation.

7.3                       Upon termination of the authority of the Board of Management, the issue of shares shall thenceforth require a resolution of the General Meeting, save where another company body has been designated by the General Meeting. The resolution of the General Meeting to issue shares or to designate another company body shall be subject to the approval of the Supervisory Board.

7.4                       The Board of Management is authorised, subject to the approval of the Supervisory Board, in the event of a merger of a Subsidiary, to issue ordinary shares at the charge of one or more of the Company’s reserves (which do not have to be maintained by law or under these Articles of Association), in as far as the Board of Management has been designated as the company body competent to issue shares.

7.5                       The issue of preference shares pursuant to a resolution of a company body other than the General Meeting, as a result of which an amount of issued preference shares would be effected which would exceed one hundred per cent (100%) of the amount of issued ordinary shares may only be effected after the General Meeting has for the specific instance granted its concurrence.

7.6                       In the event of an issue of preference shares pursuant to a resolution of a company body other than the General Meeting as a result of which an amount of preference shares would be issued which does not exceed one hundred per cent (100%) of the amount of issued ordinary shares, a General Meeting of Shareholders shall be convened and held within four weeks of the issue in which the reasons for the issue shall be explained.

7.7                       The provisions of paragraphs 1 through 5 of this Article 7 shall be equally applicable to the granting of rights to subscribe for shares but shall not be applicable to the issue of shares to Persons exercising a previously granted right to subscribe for shares.

7.8                       In the event of an issue of preference shares, a General Meeting of Shareholders shall be convened, to be held not later than two years after the date on which preference shares were issued for the first time. The agenda for that meeting shall include a resolution relating to the repurchase or cancellation of the preference shares. If the resolution to be adopted in respect of this item on the agenda is not directed to the repurchase or cancellation of the preference shares, a General Meeting of Shareholders shall be convened and held, in each case within two years of the previous meeting, the agenda of these meetings shall include a resolution relating to the repurchase of cancellation of the preference shares, until such time as no more preference shares shall be issued. The foregoing provisions of this paragraph 8 do not apply to preference shares issued pursuant to a resolution or with concurrence of the General Meeting.

7.9                       Section 2:96 of the Dutch Civil Code also applies to the issuance of shares and the granting of rights to subscribe for shares.

Article 8. Conditions of Issuance; Rights of Pre-emption.

8.1                       The price and further conditions of issuance shall be determined in the resolution to issue shares. The issue price of may be no lower than par value, without prejudice to the provision of Section 2:80, subsection 2, of the Dutch Civil Code.

8.2                       Upon the issuance of ordinary shares, every holder of ordinary shares shall have a right of pre-emption in accordance with Section 2:96a of the Dutch Civil Code. The same applies to the granting of rights to subscribe for ordinary shares.

8.3                       The rights of pre-emption may be restricted or excluded by a resolution of the Board of Management. The resolution shall be subject to the approval of the Supervisory Board. The authority granted to the Board of Management shall terminate on the date of termination of the authority of the Board of Management to issue shares. Article 7, paragraphs 1 through 4, of these Articles of Association, shall apply by analogy.

8.4                       Furthermore, the conditions of issuance and rights of pre-emption shall be subject to the provisions of Sections 2:96a and 2:97 of the Dutch Civil Code.

Article 9. Payment for Shares.

9.1                       Upon the issuance of an ordinary share, the nominal value of the share issued must be paid together with, if the share is taken up at a price higher than par value, the difference between these amounts, without prejudice to the provisions in Section 2:80, subsection 2, of the Dutch Civil Code. Upon the issuance of a preference share, at least one fourth of the par value shall be paid. Further payments on preference shares shall be made, up to the nominal value as a maximum, at the request of the Board of Management, approved by the Supervisory Board.

9.2                       Payment for ordinary shares must be made in cash to the extent that no other manner of payment has been agreed upon. Payment for preference shares can only be made in cash.

9.3                       The Board of Management shall be authorised to enter into transactions concerning non-monetary contributions on ordinary shares, and the other transactions referred to in Section 2:94, subsection 1, of the Dutch Civil Code, without the prior approval of the General Meeting. The resolution to enter into these transactions shall require the approval of the Supervisory Board.

9.4                       Payments on shares and non-cash contribution shall furthermore be subject to Sections 2:80, 2:80a, 2:80b and 2:94b of the Dutch Civil Code.

CHAPTER V. OWN SHARES AND DEPOSITARY RECEIPTS.

Article 10.

10.1                 The Company shall be entitled to acquire fully paid-up shares in its own capital or depositary receipts, provided either no valuable consideration is given or provided that:

(a)                        the distributable part of the capital and reserves is at least equal to the purchase price; and

(b)                       the nominal value of the shares or the depositary receipts thereof which the Company acquires, holds or holds in pledge or which are held by a Subsidiary does not exceed one tenth of the Company’s issued capital.

10.2                 The Board of Management shall require the authorisation of the General Meeting for an acquisition for valuable consideration. This authorisation may be given for a maximum of eighteen months. At the time of granting such authorisation, the General Meeting must determine how many shares or depositary receipts thereof may be acquired and between which limits the price must be.

10.3                 The Company may acquire its own shares or depositary receipts thereof in order to transfer them, pursuant to a regulation to that effect, to staff employed by the Company or by a Group Company.

10.4                 The acquisition or alienation by the Company of its own shares shall take place pursuant to a decision of the Board of Management. Such a decision shall be subject to the approval of the Supervisory Board, without prejudice to the provisions of paragraph 2 of this Article 10.

10.5                 Own shares and depositary receipts thereof shall furthermore be subject to Sections 2:89a, 2:95, 2:98, 2:98a, 2:98b, 2:98c, 2:98d and 2:118 of the Dutch Civil Code.

CHAPTER VI. REDUCTION OF THE COMPANY’S ISSUED CAPITAL.

Article 11.

11.1                 The General Meeting may decide to reduce the Company’s issued capital, but only at the proposal of the Board of Management with the approval of the Supervisory Board:

(a)                        by cancelling shares; or

(b)                       by reducing the nominal value of shares by amending these Articles of Association.

A resolution of the General Meeting to reduce the Company’s issued capital must specify the shares to which the resolution relates and must include provisions for the implementation of the resolution.

11.2                 A resolution to cancel shares may only involve:

(a)                        shares or depositary receipts thereof held by the Company itself or the depositary receipts of which (if any) are held by the Company itself; or

(b)                       all shares of one particular class, in each case with the consent of the meeting of holders of shares of the class concerned and with repayment.

11.3                 In the event of cancellation of all preference shares, without prejudice to any provision of the law on the subject, there shall, to the extent possible, be paid in respect of these shares an amount equal to the nominal value paid on those shares, increased by any outstanding dividend referred to in Article 31, paragraph 1, of these Articles of Association which dividend shall then be calculated over the period ending on the date on which the payment shall become payable.

11.4                 Partial repayment of shares or exemption from the obligation to pay calls on shares is only possible in order to implement a resolution to reduce the nominal value of the shares. Such repayment or exemption shall take place:

(a)        with regard to all shares; or

(b)        with regard to all shares of one particular class, in each case with the consent of the meeting of holders of shares of the class concerned.

CHAPTER VII. TRANSFER OF SHARES.

Article 12.

12.1                 The transfer of a registered share or the transfer of a right in rem therein shall be effected by means of a deed and, except where the Company itself is a party to the transaction, acknowledgement in writing of the transfer by the Company.

Acknowledgement is effected in the deed, or by a dated declaration of acknowledgement either on the deed or on a copy or extract thereof which is certified by a civil law notary or by the transferor. Official service of that deed or that copy or extract on the Company shall rank as acknowledgement.

12.2                 A right of pledge may also be created without acknowledgement or official service of notice to the Company. In such case, Section 3:239 of the Dutch Civil Code shall apply by analogy, on the understanding that the communication referred to in subsection 3 of that Section, shall then be replaced by acknowledgement by or official service on the Company.

12.3                 A member of the Board of Management shall sign the acknowledgement or another Person authorised to do so by the Board of Management.

12.4                 The provisions of paragraphs 1 and 3 of this Article 12 shall apply by analogy to the allocation of registered shares on the division of jointly held property.

12.5                 The Shareholder shall have voting rights in respect of a share in which the life interest or the right of pledge is created. However, the voting rights shall accrue to the beneficiary of the life interest or the pledgee in the event that it was so stipulated at the creation of the life interest or the right of pledge. The Shareholder who holds no voting rights and the beneficiary of a life interest or pledgee who does hold voting rights shall have the rights which the law attributes to holders of depositary receipts issued for shares in a company which are issued with that company’s co-operation. A beneficiary of a life interest or a pledgee who holds no voting rights shall not have the rights referred to in the preceding sentence.

12.6                 The rights deriving from a share in which a life interest is created, relating to the acquisition of shares shall accrue to the Shareholder. However, the Shareholder shall compensate the beneficiary of the life interest for the value thereof to the extent that the latter is entitled thereto by virtue of his life interest.

CHAPTER VIII. THE BOARD OF MANAGEMENT.

Article 13. The Board of Management.

13.1                 The management of the Company shall be constituted by the Board of Management.

13.2                 The Supervisory Board shall determine the number of members of the Board of Management after consultation with the Chief Executive Officer.

Article 14. Appointment.

14.1                 Members of the Board of Management shall be appointed by the General Meeting from a list of candidates to be drawn up by the Supervisory Board.

14.2                 If the list of candidates contains the names of at least two Persons it shall be binding. However, the General Meeting may at any time, by resolution passed with an absolute majority of the votes cast representing more than one third of the Company’s issued capital, resolve that such list shall not be binding.

14.3                 If the Supervisory Board should fail to draw up a list of nominees within three months after the vacancy has occurred the General Meeting may appoint a member of the Board of Management at its own discretion.

14.4                 If the Supervisory Board has drawn up a non-binding nomination, the appointment of a Person to the Board of Management in contravention of the nomination shall require a resolution of the General Meeting adopted with an absolute majority of the votes cast representing more than one third of the Company’s issued capital.

14.5                 The Supervisory Board shall appoint a member of the Board of Management as “Chief Executive Officer”.

Article 15. Suspension and Removal.

15.1                 Each member of the Board of Management may be suspended or removed by the General Meeting at any time.

15.2                 A resolution to suspend, remove or revoke the suspension of a member of the Board of Management other than at the proposal of the Supervisory

                                      Board may only be passed by the General Meeting with an absolute majority of the votes cast representing more than one third of the Company’s issued capital.

15.3                 The Supervisory Board can suspend each member of the Board of Management at any time. The General Meeting may discontinue a suspension by the Supervisory Board at any time.

15.4                 Any suspension may be extended one or more times, but may not last longer than three months in the aggregate. If at the end of that period no decision has been taken on termination of the suspension, or on removal, the suspension shall cease.

15.5                 Each member of the Board of Management shall retire not later than the day on which the first AGM is held after four years have elapsed from his appointment. Each resigning member of the Board of Management may be re-appointed.

Article 16. Remuneration.

The Supervisory Board shall determine the remuneration of the individual members of the Board of Management, on a proposal by the Remuneration Committee, within the scope of the remuneration policy adopted by the General Meeting.

Article 17. Duties of the Board of Management; Decision-making Process; Allocation of Duties.

17.1                 Subject to the restrictions imposed by these Articles of Association, the Board of Management shall be entrusted with the management of the Company.

17.2                 The Board of Management shall draw up a set of rules governing its internal functioning and the passing of resolutions by the Board of Management (the “By-laws Board of Management”). The adoption, amendment, modification, replacement or suspension of the By-Laws Board of Management shall require the approval of the Supervisory Board.

17.3                 All decisions of the Board of Management shall be adopted by an absolute majority of the votes cast, unless otherwise provided in the By-Laws Board of Management.

17.4                 The Board of Management may determine the duties with which each member of the Board of Management will be charged in particular. The allocation of duties shall require the approval of the Supervisory Board.

17.5                 The Board of Management shall, whether or not from among its members, appoint “Officers” and allocate certain of its duties to these Officers including a general or limited power of attorney to represent the Company. This allocation shall not effect the ultimate responsibility of the Board of Management for the duties thus allocated. The appointment and removal of Officers shall require the approval of the Supervisory Board.

17.6                 The Board of Management shall appoint a “Company Secretary” who will assist the Board of Management. The appointment and removal of the Company Secretary shall require the approval of the Supervisory Board.

Article 18. Representation of the Company.

18.1                 The Board of Management shall be authorised to represent the Company. Each member of the Board of Management shall also be authorised to represent the Company.

18.2                 In the event of a conflict of interest between the Company and a member of the Board of Management, the Company shall be represented by the Person or Persons designated for such purpose by the Supervisory Board, save when one or more other Persons have been designated by the General Meeting.

Article 19. Approval of Resolutions of the Board of Management.

19.1                 Without prejudice to any other provision of these Articles of Association, the Board of Management shall require approval of the Supervisory Board for managerial resolutions with respect to:

a.                             all transactions between the Company and natural or legal persons who hold at least ten percent (10%) of the shares in the Company that are of material significance to the Company and/or such persons;

b.                            a resolution on the operational and financial aims of the Company, the strategy designed to achieve the aims, and the parameters to be applied in relation to the strategy;

c.                             all transactions in which there are conflicts of interest with members of the Board of Management that are of material significance to the Company and/or the relevant members of the Board of Management;

d.                            all transactions in which there are conflicts of interest with Supervisory Board members that are of material significance to the Company and/or the relevant Supervisory Board members;

e.                             expanding the affairs of the Company with a new line of business and closing down the business of the Company or any part thereof, including a transfer of ownership or a transfer of the beneficiary use thereof;

f.                               participating, or otherwise taking an interest in or acceptation or disposal of the management of other business enterprises and terminating or modifying such participation or interest;

g.                            entering into, terminating and amending joint venture and pooling agreements;

h.                            acquiring fixed business assets for an amount as determined by the Supervisory Board and notified to the Board of Management, each acquisition to be considered separately; and

i.                                performing any legal acts other than referred to in this paragraph, if the interest or value of such acts to the Company exceeds an amount as determined by the Supervisory Board and notified to the Board of Management or by which the Company shall be bound for a period exceeding one year.

19.2                 The Supervisory Board may determine that a resolution as referred to in paragraph 1, shall not require its approval if the amount involved does not exceed a value fixed by the Supervisory Board and notified to the Board of Management in writing.

19.3                 The Supervisory Board is entitled to require further resolutions of the Board of Management to be subject to its approval and to amend the amounts involved in resolutions for which the approval of the Supervisory Board is required. Such resolutions shall be clearly specified and notified to the Board of Management in writing.

19.4                 The lack of approval of the Supervisory Board in respect of a resolution referred to in this Article 19 does not affect the authority of the Board of Management or its members to represent the Company.

Article 20. Vacancy or Inability to Act.

20.1                 If a seat is vacant on the Board of Management (‘ontstentenis’) or a member of the Board of Management is unable to perform his duties (‘belet’), the remaining members or member of the Board of Management shall be temporarily entrusted with the entire management of the Company. If all seats in the Board of Management are vacant or all members or the sole member of the Board of Management, as the case may be, are unable to perform their duties, the management of the Company shall be temporarily entrusted to the Supervisory Board which shall then be authorised to temporarily entrust the management to one or more Persons, whether or not from among its members.

20.2                 The Supervisory Director who is temporarily entrusted with the management of the Company, when all seats in the Board of Management are vacant or all members or the sole member of the Board of Management, as the case may be, are unable to perform their duties, shall resign from the Supervisory Board.

Article 21. Management Committee.

21.1                 The Company has a Management Committee, consisting of a number of members to be determined by the Board of Management. The Company Secretary shall be a member of the Management Committee.

21.2                 The Management Committee will advise the Board of Management in strategic, general managerial and executive matters and will assist the Board of Management in implementing these matters under the final responsibility of the Board of Management.

21.3                 Members of the Management Committee shall be appointed and dismissed by the Board of Management. The appointment and removal of the members of the Management Committee shall require the approval of the Supervisory Board.

21.4                 The Board of Management may establish terms of reference for the Management Committee (the “Terms of Reference for the Management Committee”). The adoption, amendment, modification, replacement or suspension of the Terms of Reference for the Management Committee shall require the approval of the Supervisory Board.

CHAPTER IX. THE SUPERVISORY BOARD.

Article 22. Number of Supervisory Directors.

22.1                 The Company shall have a Supervisory Board consisting of Supervisory Directors. Individuals only can be Supervisory Directors.

22.2                 The Supervisory Board shall have at least three Supervisory Directors. Subject to this minimum, the Supervisory Board shall determine the number of Supervisory Directors after consultation with the Chief Executive Officer.

22.3                 If less than three Supervisory Directors are in office, the Supervisory Board shall still be validly constituted, but shall proceed without delay to make up its number.

Article 23. Appointment.

23.1                 The Supervisory Directors shall be appointed by the General Meeting from a list of candidates to be drawn up by the Supervisory Board.

23.2                 The provisions of Article 14, paragraphs 2, 3 and 4, of these Articles of Association shall apply by analogy to the appointment of Supervisory Directors.

23.3                 A nomination or recommendation to the General Meeting of Shareholders to appoint a Supervisory Director shall state the candidate’s age, his profession, the amount of the shares he holds in the Company’s capital and the positions he holds or has held, insofar as these are relevant for the performance of the duties of a Supervisory Director. Furthermore, the legal entities of whose supervisory boards he is also a member of must be listed; if those include legal entities which belong to the same group, reference to that group is sufficient. The recommendation or nomination for appointment or reappointment shall state the reasons on which it is based.

Article 24. Suspension and Removal; Retirement.

24.1                 Each Supervisory Director may be suspended or removed by the General Meeting at any time.

24.2                 The provisions of Article 15, paragraphs 2 and 4, of these Articles of Association shall apply by analogy to the suspension, removal and the revocation of suspension of Supervisory Directors.

24.3                 Each Supervisory Director shall retire not later than the day on which the first AGM is held after four years have elapsed from his appointment. Each resigning Supervisory Director may be re-appointed, provided that a person may be appointed to the Supervisory Board for a maximum of three (3) four-year terms.

24.4                 The Supervisory Directors shall retire periodically in accordance with a rotation plan to be drawn up by the Supervisory Board.

Article 25. Remuneration.

The General Meeting shall determine the remuneration for every member of the Supervisory Board.

Article 26. Duties and Powers.

26.1                 It shall be the duty of the Supervisory Board to supervise the Board of Management’s management and the general course of affairs in the Company and in the business connected with it. The Supervisory Board shall advise the Board of Management. In performing their duties the Supervisory Directors shall act in accordance with the interests of the Company and of the business connected with it.

26.2                 The Board of Management shall promptly supply the Supervisory Board with the information required for the performance of its duties.

26.3                 Each Supervisory Director shall have access to the buildings and premises of the Company and shall be authorised to inspect the books and records of the Company in so far as required or as is useful for the proper performance of his duties. The Supervisory Board may be assisted by experts in exercising its duties.

26.4                 The Supervisory Board may appoint from amongst its members a “delegated Supervisory Director” (‘gedelegeerd commissaris’). A delegated Supervisory Director is a Supervisory Director who has a special duty. The delegation may not extend beyond the duties of the Supervisory Board itself and may not include the management of the Company. It may entail more intensive supervision and advice and more regular consultation with the Board of Management. The delegation shall be of a temporary nature only. The delegation may not detract from the role and power of the Supervisory Board. The delegated Supervisory Director remains a member of the Supervisory Board.

26.5                 The Supervisory Board may appoint standing and/or ad hoc committees from among its members, which are charged with tasks specified by the Supervisory Board. The composition of any committee is determined by the Supervisory Board. The Supervisory Board shall, in any event, establish an “Audit Committee”, a “Remuneration Committee” and a “Nomination Committee”.

Article 27. Proceedings and Decision-making Process.

27.1                 With due observance of the provisions of these Articles of Association, the Supervisory Board shall adopt a set of regulations concerning the division of duties within the Supervisory Board and its internal procedures (the “By-laws Supervisory Board”).

27.2                 The Supervisory Board shall elect a Chairman and a Vice-Chairman from among its members. The Vice-Chairman replaces, and assumes the powers and duties of, the Chairman in the latter’s absence. The Chairman shall not be a former member of the Board of Management.

27.3                 The Chairman is primarily responsible for the functioning of the Supervisory Board and its committees. He shall act as the spokesman of the Supervisory Board and is the main contact for the Chief Executive Officer and the Board of Management as a whole. The Chief Executive Officer and the Chairman of the Supervisory Board shall meet on a regular basis.

27.4                 The Supervisory Board is assisted by the Company Secretary, who is appointed in accordance with the provisions of Article 17, paragraph 6.

27.5                 The Company Secretary or any other person designated for such purpose by the chairman of a meeting of the Supervisory Board shall draw up a report on the proceedings at the meeting. The report should provide insight into the decision-making process at the meeting. The report shall be adopted by the Supervisory Board at the same meeting, or the next meeting.

27.6                 All decisions of the Supervisory Board shall be adopted by an absolute majority of the votes cast unless otherwise provided for in these Articles of Association or the By-laws Supervisory Board.

27.7                 Except as provided in paragraph 9 of this Article 27 or the By-laws Supervisory Board, decisions of the Supervisory Board shall only be valid if taken at a meeting at which the majority of the Supervisory Directors are present or represented.

27.8                 A co-member of the Supervisory Board authorised in writing may represent a Supervisory Director. The expression “in writing” shall include any message transmitted by current means of communication and received in writing. A Supervisory Director may not act as representative for more than one co-member.

27.9                 Supervisory Board resolutions may also be adopted in writing, provided the proposal concerned is submitted to all Supervisory Directors then in office and none of them objects to this form of adoption. Adoption of resolutions in writing shall be effected by statements in writing from all the Supervisory Directors. A statement from a Supervisory Director who wishes to abstain from voting on a particular resolution which is adopted in writing must reflect the fact that he does not object to this form of adoption.

27.10           A resolution adopted by the Supervisory Board may be evidenced outside the Company through a statement from the Chairman and/or the Company Secretary.

27.11           The Supervisory Board shall meet together with the Board of Management as often as the Supervisory Board or the Board of Management deems such necessary.

Article 28. Indemnification; Limited liability.

28.1                 The Company shall indemnify any Person who is or was a Supervisory Director or a member of the Board of Management and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Supervisory Director, member of the Board of Management, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a supervisory director, member of the management board, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, including with respect to employee benefit plans maintained or sponsored by the Company or for the benefit of its or any of its group companies’ employees or consultants. This indemnification is applicable to all expenses (including attorneys’ fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or outside of his mandate. The termination of any action, suit or proceeding by a judgement, order, settlement, conviction, or upon a plea of nolo contende or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and not in a manner which he reasonably could believe to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

28.2                 The Company shall indemnify any Person who is or was a Supervisory Director or a member of the Board of Management and who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company to procure a judgement in its favour, by reason of the fact that he is or was a Supervisory Director, member of the Board of Management, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a supervisory director, member of the management board, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, including with respect to employee benefit plans maintained or sponsored by the Company or for the benefit of its or any of its group companies’ employees or consultants. This indemnification is applicable to all expenses (including attorneys’ fees) judgements, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable for gross negligence or wilful misconduct in the performance of his duty to the Company, unless and only to the extent that the court in which such action or proceeding was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such Person is fairly and reasonably entitled to indemnification against such expenses which the court in which such action or proceeding was brought or such other court having appropriate jurisdiction shall deem proper.

28.3                 To the extent that a Supervisory Director or member of the Board of Management, Officer, employee or agent of the Company has been successful on the merits or otherwise in defence of any action, suits of proceeding, referred to in paragraphs 1 and 2, or in defence of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

28.4                 Any indemnification by the Company referred to in paragraphs 1 and 2 shall (unless ordered by a court) only be made by the Company upon a determination that indemnification of the Supervisory Director or member of the Board of Management is proper under the circumstances because he had met the applicable standard of conduct set forth in paragraph 1 and 2 of this article 28. Such determination shall be made:

a.                             by a decision of the Supervisory Board adopted by a majority of the votes cast by Supervisory Directors who are not parties to such action, suit or proceeding, even though such decision is taken at a meeting at which such Supervisory Directors present or represented are less than a majority of all the Supervisory Directors, or;

b.                            if there are no Supervisory Directors who are not named as parties to such action, suit or proceeding or if the Supervisory Directors who are not named as parties to such action, suit or proceeding so direct, by independent legal counsel in a written opinion; or

c.                             by the General Meeting.

28.5                 Expenses (including attorney’s fees) incurred by a Supervisory Director or a member of the Board of Management in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Supervisory Director or member of the Board of Management to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorised in this article. Such expenses incurred by Officers, employees or agents may be so paid upon such terms and conditions as the Supervisory Board decides.

28.6                 The indemnification provided for by this article shall not be deemed exclusive of any other right to which a Person seeking indemnification or advancement of expenses may be entitled under the laws of the Netherlands as from time to time amended or under any by-laws, agreement, resolution of General Meeting or of the disinterested members of the Supervisory Board or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such position, and shall continue as to a Person who has ceased to be a Supervisory Director, member of the Board of Management, Officer, director, employee, trustee or agent and shall also inure to the benefit of the heirs, executors, administrators and the estate of such a Person. The Company may, to the extent authorised from time to time by the Supervisory Board, grant rights to indemnification and to the advancement of expenses to any officer, employee or agent of the Company to the fullest extent of the provisions of this Article 28 with respect to the indemnification and advancement of expenses of Supervisory Directors and members of the Board of Management of the Company.

28.7                 The Company may, to the extent authorised from time to time by the Supervisory Board, purchase and maintain insurance on behalf of any Person who is or was a Supervisory Director, member of the Board of Management, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a supervisory director, member of the management board, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise, or entity, against any liability asserted against him and incurred by him in any such capacity or arising out of his capacity as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.

28.8                 Whenever in this article reference is made to the Company, this shall include, in addition to the resulting or surviving company also any constituent company (including any constituent company of a constituent company) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power to indemnify its supervisory directors, members of the management board, officers, employees and agents, so that any Person who is or was a supervisory director, member of the management board, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a supervisory director, member of the management board, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, shall stand in the same position under the provisions of this article with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

No Person shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a Supervisory Director or member of the Board of Management; provided, however, that the foregoing shall not eliminate or limit the liability of a Supervisory Director or member of the Board of Management (1) for any breach of such individual’s duty of loyalty to the Company or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for any transaction from which the director derived an improper personal benefit or (4) for personal liability which is imposed by Dutch law, as from time to time amended. No amendment, repeal or modification of this Article 28 shall adversely affect any right or protection of any Person entitled to indemnification or advancement of expenses under this Article 28 prior to such amendment, repeal or modification.

CHAPTER X. ANNUAL ACCOUNTS AND ANNUAL REPORT; DISTRIBUTIONS.

Article 29. Financial Year; Annual Accounts and Annual Report.

29.1                 The Company’s financial year shall be the calendar year.

29.2                 Annually, the Board of Management shall prepare annual accounts and shall deposit these at the Company’s office for inspection by Shareholders, not later than five months after the end of the financial year, unless by reason of special circumstances this period is extended by the General Meeting by not more than six months. Within this period, the Board of Management shall also deposit the annual report for inspection by the Shareholders.

29.3                 Within the period referred to in paragraph 2, the Board of Management shall also submit the annual accounts and the annual report to the Supervisory Board.

29.4                 The Supervisory Board shall present its report on the annual accounts to the General Meeting.

29.5                 The annual accounts and the annual report shall furthermore be subject to Sections 2:101, 2:102 and 2:103 and Title 9, Book 2 of the Dutch Civil Code.

Article 30. Adoption of the Annual Accounts and Release from Liability.

30.1                 The General Meeting shall adopt the annual accounts.

30.2                 After adoption of the annual accounts, the General Meeting shall pass a resolution concerning release of the members of the Board of Management and the Supervisory Directors from liability for the exercise of their respective duties, insofar as the exercise of such duties is reflected in the annual accounts or otherwise disclosed to the General Meeting prior to the adoption of the annual accounts. The scope of a release from liability shall be subject to limitations by virtue of the law.

Article 31. Profits; Dividends.

31.1                 Annually, out of the profits - the positive balance of the profit and loss account - an amount of dividend shall be paid on the preference shares of which the percentage - to be calculated over the paid up part of the nominal value - is equal to the average deposit rate of the European Central Bank, decreased or increased by a discount or upcount, with a maximum of three percent (3%), to be determined by the Board of Management under the approval of the Supervisory Board at the occasion of the first issue of a preference share, averaged over the number of days over which the payment is made. If for any financial year the distribution referred to above cannot or cannot entirely be made because the profit does not so allow, payment of deficit shall be made from the profit of one or more of the following financial years.

31.2                 Subsequently, the Board of Management shall, subject to the approval of the Supervisory Board, determine which part of the profit remaining after application of paragraph 1 shall be allocated to the reserves.

31.3                 Any part of the profits remaining thereafter shall be paid as a dividend on the ordinary shares.

31.4                 Distributions may be made only up to an amount that does not exceed the amount of the Distributable Equity.

31.5                 The Board of Management, with the approval of the Supervisory Board, may resolve to make interim distributions.

31.6                 In addition, distributions to Shareholders are subject to Sections 2:103, 2:104 and 2:105 of the Dutch Civil Code.

31.7                 All distributions on ordinary shares, either as an (interim)dividend or otherwise, shall be made such that on each ordinary share an equal amount or value shall be paid.

Article 32. Distribution in Shares or Other Securities and Distributions at the Charge of Reserves.

32.1                 The General Meeting may, at the proposal of the Board of Management which has been approved by the Supervisory Board, resolve that a payment of dividend on ordinary shares be wholly or partly paid by a distribution of shares or any other securities in the Company or any other Person.

32.2                 In contravention of the provision in paragraph 1, a resolution to make an (interim) distribution on ordinary shares in shares in the Company (or any securities in the Company that are convertible into, exercisable or exchangeable for, or evidence the right to purchase any shares) may be adopted by the Board of Management, subject to approval of the Supervisory Board, if at such time the Board of Management is authorised in accordance with Article 7 of these Articles of Association to issue the shares (or other aforementioned securities in the Company) concerned.

32.3                 The General Meeting may, at the proposal of the Board of Management which has been approved by the Supervisory Board, resolve that distributions to Shareholders be made at the charge of one or more of the Company’s reserves. Paragraph 1 shall apply by analogy.

32.4                 The Board of Management, subject to approval of the Supervisory Board, may decide to effect payment of the amounts payable to holders of preference shares in accordance with Article 31, paragraph 1, of these Articles of Association by such payment being charged to one or more of the Company’s reserves.

Article 33. Date for Payment.

Dividends and other distributions shall be made payable on the date to be determined by the Board of Management. The making payable shall be announced in accordance with Article 43 of these Articles of Association.

CHAPTER XI. GENERAL MEETINGS OF SHAREHOLDERS.

Article 34. The AGM.

34.1                 The AGM shall be held annually, within six months of the end of the financial year.

34.2                 The agenda for the AGM shall contain, inter alia, the following matters:

(a)        the annual report;

(b)        corporate governance;

(c)        reservation and dividend policy;

(d)        adoption of the annual accounts;

(e)                        release from liability of the members of the Board of Management and the Supervisory Directors;

(f)         appointments to any vacancies;

(g)                       any other proposals put forward for discussion by the Supervisory Board or the Board of Management, such as proposals concerning the designation of a company body competent to issue shares and to grant rights to subscribe for shares and the authorisation of the Board of Management to cause the Company to acquire own shares or depository receipts thereof.

Article 35. Other General Meetings of Shareholders.

Other General Meetings of Shareholders shall be held as often as the Supervisory Board or the Board of Management deems such necessary, without prejudice to the provisions of Sections 2:110, 2:111 and 2:112 of the Dutch Civil Code.

Article 36. Notice; Agenda.

36.1                 The Supervisory Board or the Board of Management shall convene the General Meetings of Shareholders.

36.2                 Notice of the meeting shall be given no later than on the fifteenth day prior to the date of the meeting.

36.3                 The notice of the meeting shall state the subjects to be dealt with or it shall state that the Shareholders may find details thereof at the Company’s office,

                                      without prejudice to the provisions of Article 44, paragraph 2, of these Articles of Association and of Section 2:99, subsection 7, of the Dutch Civil Code.

36.4                 The notice of the meeting shall state the requirement for admission to the meeting as described in Article 40 of these Articles of Association.

36.5                 Notice shall be given in the manner stated in Article 43 of these Articles of Association.

36.6                 Matters not stated in the notice of the meeting may be further announced, subject to the time limit pertaining to the convocation of meetings, in the manner stated in Article 43 of these Articles of Association.

36.7                 Unless the notice of the meeting includes the contents of all documents which, according to the law or these Articles of Association, are to be available to Shareholders for inspection in connection with the meeting to be held, these documents are to be made available free of charge to Shareholders in Amsterdam at the office of a paying agent (‘betaalkantoor’) as referred to in the Euronext Listing Rules.

36.8                 Shareholders representing alone, or in the aggregate, at least one percent (1%) of the Company’s issued capital or - according to the Euronext Official Price List - at least a value of fifty million euro (EUR 50,000,000), have the right to request the Board of Management or the Supervisory Board to place items on the agenda of the General Meeting of Shareholders.

These requests shall in principal be honoured by the Board of Management or the Supervisory Board on the condition:

a.                             that the Shareholders have a reasonable interest in the items to be considered;

b.                            that the placing on the agenda is not in conflict with an orderly course of the meeting and that there shall be no grave interests of the Company which resist against the placing on the agenda;

c.                             that the request has been filed in writing with the Board of Management or the Chairman of the Supervisory Board at least sixty (60) days prior to the date of the General Meeting of Shareholders.

36.9                 Where used in this Article 36, the term “Shareholders” shall include beneficiaries of a life interest and pledgees to whom the voting rights on shares accrue.

Article 37. Venue of Meetings.

The General Meetings of Shareholders shall be held in Leiden, Amsterdam, Haarlemmermeer (including but not limited to Schiphol Airport and Schiphol-Rijk), Utrecht, Rotterdam or The Hague.

Article 38. Chairmanship.

38.1                 The General Meetings of Shareholders shall be chaired by the Chairman of the Supervisory Board or, in his absence, by the Vice Chairman of that board; in the event that the latter is also absent, the Supervisory Directors present shall elect a chairman from their midst. The Supervisory Board may designate another Person to act as chairman of a General Meeting of Shareholders.

38.2                 If the chairman of the meeting has not been appointed in accordance with paragraph 1, the meeting shall itself choose a chairman. Until the time such choice is made a member of the Board of Management designated thereto by the Board of Management shall act as chairman.

Article 39. Minutes.

39.1                 A secretary to be designated by the chairman of the meeting shall keep minutes of the proceedings at every General Meeting of Shareholders.

39.2                 The minutes of a General Meeting of Shareholders shall be made available, on request to Shareholders no later than three months after that General Meeting of Shareholders, after which the Shareholders shall have the opportunity to react to the minutes in the following three months. The minutes are then adopted by the chairman and the secretary of the meeting and shall be signed by them as evidence thereof.

39.3                 The Supervisory Board or the chairman of the meeting may determine that notarial minutes shall be drawn up of the proceedings of the meeting, in which case the provisions of this Article 39 may be disregarded. The notarial minutes shall be co-signed by the chairman.

Article 40. Rights at Meetings; Admittance.

40.1                 Each Shareholder entitled to vote and each beneficiary of a life interest or pledgee to whom the voting rights accrue shall be entitled to attend the General Meeting of Shareholders, to address the meeting and to exercise his voting rights. Where it concerns registered shares, the Board of Management must be notified in writing of the intention to attend the meeting. The Board of Management must receive such notice not later than on the date mentioned in the notice of the meeting.

40.2                 The right to take part in the meeting in accordance with paragraph 1 may be exercised by a proxy authorised in writing, provided that the power of attorney has been received by the Board of Management not later than on the date mentioned in the notice of the meeting.

40.3                 The date mentioned in the notice of the meeting, referred to in paragraphs 1 and 2, shall not be earlier than the seventh day prior to the date of the meeting.

40.4                 If the voting rights attributable to a share accrue to the beneficiary of a life interest or to a pledgee, instead of to the Shareholder, the Shareholder is also authorised to attend the General Meeting of Shareholders and to address the meeting, provided that, where it concerns registered shares, the Board of Management has been notified of the intention to attend the meeting in accordance with paragraph 1. Paragraph 2 of this Article 40 shall apply by analogy.

40.5                 With respect to the voting rights and/or the right to participate in meetings the Company shall on the basis of the provisions of Sections 2:88 and 2:89 of the Dutch Civil Code also recognise as Shareholder the Person mentioned in a written statement of a Necigef-participant as a Necigef-beneficiary, entitled to a given number of bearer shares belonging to such Necigef-participant’s collective deposit of shares in the Company, provided that in the statement it is also confirmed that the Necigef-beneficiary shall remain thus entitled until the close of the meeting and provided further that the statement is filed in time at such place as stated in the notice of the meeting, against a receipt, which receipt shall serve as a ticket of admission for the meeting. The date on which the filing of the statement must have been effected at the latest shall be specified in the notice of the meeting. This date shall not be earlier than the seventh day prior to the date of the meeting.

40.6                 If the Board of Management so decides, a record date shall be scheduled for a General Meeting of Shareholders. This record date shall not be earlier than the seventh day prior to the date of the meeting. If this record date is scheduled the voting rights and the right to attend the meeting shall accrue to those holding such entitlements, and registered as such in a register designated for that purpose by the Board of Management, on this record date, irrespective of to whom these rights accrue at the time of the General Meeting of Shareholders.

The record date scheduled shall be specified in the notice of the meeting together with the manner in which Persons with voting rights and the right to attend the meeting can register and exercise their rights.

The provisions of paragraphs 1, 2, 4 and 5 shall apply accordingly, provided that the written statements addressed to the Board of Management can be made by the keeper of the register referred to in this paragraph 6 and with respect to bearer shares that the statement does not need to confirm that the Person mentioned therein shall remain a Necigef-beneficiary until the close of the meeting.

40.7                 Each share confers the right to cast one (1) vote.

40.8                 Each Person entitled to vote or his proxy shall sign the attendance list.

40.9                 The Supervisory Directors and the members of the Board of Management shall, as such, have the right to advise the General Meeting of Shareholders.

40.10           The chairman of the meeting shall decide whether Persons other than those who shall be admitted in accordance with the above provisions of this article shall be admitted to the meeting.

Article 41. Adoption of Resolutions and Voting.

41.1                 Valid resolutions of the General Meeting can only be adopted in a General Meeting of Shareholders for which notice is given and which is held in accordance with the relevant provisions of the law and of these Articles of Association. Except where the law or these Articles of Association require a qualified majority, the absolute majority of the votes cast shall adopt all resolutions of the General Meeting.

41.2                 If in an election of Persons a majority is not obtained, a second free vote shall be taken. If again a majority is not obtained, further votes shall be taken until either one Person obtains a majority or the election is between two Persons only, both of who receive an equal number of votes. In the event of such further elections (not including the second free vote), each election shall be between the Persons who participated in the preceding election, but with the exclusion of the Person who received the smallest number of votes in that preceding election. If in a preceding election more than one Person received the lowest number of votes, the lot shall decide that of these Persons should not participate in the new election. If there is a tie of votes in an election between two Persons, it shall be decided by lot who is elected, without prejudice to the provision of the following paragraph of this Article 41.

41.3                 In the event of a tie of votes in an election from a binding list of candidates, the candidate whose name appears first on the list shall be elected.

41.4                 If there is a tie of votes in a vote other than a vote for the election of Persons, the proposal is thus rejected.

41.5                 All votes may be cast orally. The chairman is, however, entitled to decide a vote by a secret ballot. If it concerns an election of Persons, also a Person present at the meeting and entitled to vote can demand a vote by a secret ballot. Voting by secret ballot shall take place by means of secret, unsigned ballot papers.

41.6                 Abstentions and invalid votes shall not be counted as votes cast.

41.7                 Voting by acclamation shall be possible if none of the Persons present and entitled to vote objects against it.

41.8                 Furthermore, the provisions of the Section 2:13, subsections 3 and 4, and Section 2:117 of the Dutch Civil Code shall apply to General Meetings of Shareholders and the adoption of resolutions therein.

Article 42. Meeting of Holders of Shares of One Class.

42.1                 The Supervisory Board or the Board of Management shall convene meetings of holders of shares of one class. The meetings shall be held as often as the Supervisory Board or the Board of Management deems necessary, and also whenever such is required in accordance with the law or these Articles of Association.

42.2                 With regard to these meetings, the provisions regarding General Meetings of Shareholders shall, to the extent possible, apply.

42.3                 Resolutions of the holders of preference shares may also be adopted in writing without holding a meeting, provided they are adopted by the unanimous vote of all holders of preference shares entitled to vote.

CHAPTER XII. NOTICES AND OTHER COMMUNICATIONS.

Article 43.

43.1                 All notices of General Meetings of Shareholders, all announcements concerning dividends and other payments and all other communications to Shareholders shall be effected by means of a notice in a national daily paper and in the Euronext Official Price List, without prejudice to the provisions of Section 2:96a, subsection 4, of the Dutch Civil Code.

43.2                 Where used in paragraph 1, the term “Shareholders” shall include the beneficiaries of a life interest and pledgees to whom the voting rights on shares accrue.

CHAPTER XIII. AMENDMENT OF THESE ARTICLES OF ASSOCIATION; DISSOLUTION.

Article 44. Amendment of these Articles of Association; Dissolution; Statutory Merger or Demerger.

44.1                 A resolution of the General Meeting to amend these Articles of Association, to dissolve the Company or to merge or demerge the Company within the meaning of Title 7, Book 2 of the Dutch Civil Code, shall only be adopted on a proposal of the Supervisory Board.

44.2                 When a proposal to amend these Articles of Association or to dissolve the Company is to be submitted to the General Meeting of Shareholders, such must be mentioned in the notice of the General Meeting of Shareholders and, if an amendment to these Articles of Association is to be discussed, a copy of the proposal, setting forth the text of the proposed amendment verbatim, shall at the same time be deposited for inspection at the Company’s office and in Amsterdam at the office of a paying agent as referred to in the Euronext Listing Rules, such paying agent to be designated in the notice of the meeting, and shall be held available for Shareholders as well as for beneficiaries of a life interest and pledgees to which the voting rights on share accrue, free of charge until the end of the meeting.

Article 45. Liquidation.

45.1                 In the event of dissolution of the Company by virtue of a resolution of the General Meeting, the Board of Management shall be charged with the liquidation of the business of the Company and the Supervisory Board with the supervision thereof.

45.2                 During liquidation, the provisions of these Articles of Association shall remain in force as far as possible.

45.3                 From the balance remaining after payment of debts there shall first, as far as possible, be transferred to the holders of preference shares, in proportion to the aggregate nominal value of the preference shares held by each of them:

(a)                        an amount equal to any dividend arrears as referred to in Article 31, paragraph 1, of these Articles of Association which shall then be calculated over the period ending on the day on which the liquidation payment shall become payable; and

(b)                       the nominal value paid on the preference shares.

45.4                 The balance then remaining shall be transferred to the holders of ordinary shares in proportion to the total number of ordinary shares held by each of them.

45.5                 The liquidation shall otherwise be subject to the provisions of Title 1, Book 2 of the Dutch Civil Code.

CHAPTER XIV. FINAL AND TRANSITIONAL PROVISIONS.

Article 46. Authority to Issue Shares.

The duration of the authority of the Board of Management to issue shares and to grant rights to subscribe for shares as provided for in Article 7 of these Articles of Association, shall be fixed on three years, effective as of the day this amendment of the Company’s Articles of Association takes effect. The authorisation concerns all non-issued shares of the authorised capital as it reads now or shall read at some point in time. The same applies to the authorisation of the Board of Management to limit or exclude the right of pre-emption, as provided for in Article 8 of these Articles of Association.

Finally, the person appearing has declared:

Issued Capital.

At the time the foregoing amendment of the Articles of Association takes effect, the issued capital of the Company equals, nine million eight hundred thirty-two thousand one hundred seven euro and thirty eurocent (EUR 9,832,107.30), divided into forty million nine hundred sixty-seven thousand one hundred fourteen (40,967,114) ordinary shares with a nominal value of twenty-four eurocent (EUR 0.24) each.

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